UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): June 2, 2010

SAPIENT CORPORATION
 (Exact Name of Registrant as Specified in Charter)

Delaware
 (State or Other Jurisdiction of Incorporation)

0-28074	04-3130648
(Commission	(IRS Employer
File Number)	Identification No.)

131 Dartmouth Street, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 621-0200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 2, 2010, Sapient Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which the following matters were submitted to a vote of, and approved by, the Company’s stockholders:

Proposal One – Election of Directors

The Company’s seven director nominees were elected to serve on the Company’s Board of Directors until its 2011 Annual Meeting of Stockholders, as follows:

Director	For	Withheld	Broker Non-Votes
James M. Benson	106,373,358	3,538,915	10,197,442
Hermann Buerger	109,236,399	675,874	10,197,442
Darius W. Gaskins, Jr.	109,090,488	821,785	10,197,442
Alan J. Herrick	109,106,906	805,367	10,197,442
J. Stuart Moore*	64,502,148	45,410,125	10,197,442
Ashok Shah	109,420,518	491,755	10,197,442
Vijay Singal	109,420,504	491,769	10,197,442

*
RiskMetrics Group, a proxy advisory firm, recommended withhold votes for Mr. Moore because he currently serves on the Company’s Governance & Nominating Committee and, under RiskMetrics’ policies, he is an “affiliated outside director” by virtue of his status as a former co-chief executive officer of the Company.  However, the Company concludes Mr. Moore is an “independent” director under applicable Nasdaq and Securities and Exchange Commission rules and regulations.

Proposal Two – Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010 was ratified, as follows:

For	Against	Abstained	Broker Non-Votes
119,124,249	974,174	11,292	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010	SAPIENT CORPORATION
(Registrant)

/s/ Kyle A. Bettigole
Kyle A. Bettigole
Assistant Secretary